UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2019

SWISHER HYGIENE INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction
of Incorporation)

001-35067	27-3819646
(Commission File Number)	(I.R.S. Employer Identification No.)

350 East Las Olas Boulevard Suite 1600 Fort Lauderdale, FL	33301
(Address of Principal Executive Offices)	(Zip Code)

(203) 682-8331
(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.

Resolution of Certain Claims

As previously reported by Form 8-K filed on February 13, 2018 with the United States Securities and Exchange Commission (the “SEC”), Swisher Hygiene Inc. (the “Company”) filed a Verified Petition for Dissolution (the “Petition”) in the Court of Chancery of the State of Delaware (the “Delaware Court”), pursuant to the dissolution and claims process outlined in Section 280 of the General Corporation Law of the State of Delaware (“DGCL”). In response to the Company's notice of the Petition filing, the Company received a number of claims filed by various parties.

The majority of the claims relate to actual costs incurred and costs forecasted to be incurred in connection with the investigation and subsequent civil and criminal prosecution of former employees of the Company and the Company’s advancement and indemnification obligations and the availability of insurance coverage with respect to such former employees.

As previously reported in the Company's consolidated financial statements for the year ended December 31, 2018 furnished in the Company's Current Report on Form 8-K filed on April 2, 2019 (the “Financial Statements”), the Company, its insurers, and counsel to the former employees reached a Confidential Settlement Agreement and Claim Release agreement on September 27, 2018 (the “Confidential Settlement”). Subsequent to the Confidential Settlement, the Company entered into supplemental letter agreements with other claimants seeking indemnification for legal costs incurred (the “Letter Agreements,” and together with the Confidential Settlement, the “Settlement Agreements”). Collectively, the Settlement Agreements, which were subject to Court approval, resolve substantially all claims relating to the Company’s indemnification obligations to the former employees and their counsel and other representatives.

On April 17, 2019, the Court approved the Company's Motion for Approval of Proposed Process and To Effectuate Settlement Payments (the “Motion for Approval”) providing for a payment by the Company in an aggregate amount not to exceed $771,001 (the "Settlement Payment"). In entering into the Settlement Agreements and agreeing to the Settlement Payment, the Company took into consideration the significant time delay of litigation, and the probability that defending against the settled claims would likely cost the Company substantially more than the Settlement Payment. The remaining balance of all payments under the Settlement Agreements will be made by certain of the Company’s D&O insurance carriers. As part of the approved Settlement Agreements, the Company is released from all existing and future claims by the settling parties, including the Company's D&O insurance carriers and the former employees and their counsel and other representatives, relating to these matters.

The Company previously accrued an amount sufficient to satisfy its obligations under the approved Settlement Agreements as disclosed in the Financial Statements and has made the payments required under the Settlement Agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWISHER HYGIENE INC.

Date: April 25, 2019	By:	/s/ Richard L. Handley
Richard L. Handley
Chairman, President and Secretary